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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             April 22, 2005

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
   __________________________________________________________________________
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
   __________________________________________________________________________
                 (State or Other Jurisdiction of Incorporation)

         0-23049                                         33-0896617
_____________________________                _________________________________
(Commission File Number)                     (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California           92612
________________________________________________________________________________
(Address of Principal Executive Offices)                            (Zip Code)

                                 (949) 476-2212
   __________________________________________________________________________
              (Registrant's telephone number, including area code)

   ___________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.02(c) AND (d)

On April 22, 2005, Barry Schechter was appointed interim Chief Executive Officer and director of Island Pacific, Inc. (the "Company"). Mr. Schechter founded the Company and served as Chief Executive Officer from February 1994 to January 2001 and again from October 2001 to April 2003. Mr. Schechter also served as the Chairman of the Company's Board of Directors from February 1994 to July 2003. From August 2003 to January 1, 2005, Mr. Schechter served as a consultant to the Company as well as other software and technology companies. Mr. Schechter is 51. Mr. Schechter and the Company are currently negotiating the terms of his employment and compensation arrangement.

The Company paid Mr. Schechter $295,000 and $327,000 as compensation for his consulting services during the fiscal years ended March 31, 2004 and March 31, 2005, respectively. In connection with the Company's termination of its consulting arrangement with Mr. Schechter, the Company agreed to continue to provide certain services and benefits to Mr. Schechter, including permitting him to continue to use office space in the Company's La Jolla office, permitting him to continue to use certain computer and telecommunications equipment and furniture and providing him certain healthcare benefits, for a period of six months.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                               Island Pacific, Inc.

Date:   April 27, 2005                         By:  /s/ Corinne Bertrand
                                                    ----------------------------
                                               Name:  Corinne Bertrand
                                               Title:   Chief Financial Officer